FOR IMMEDIATE RELEASE

For further information, please contact:

Thomas M. Buonaiuto
Chief Financial Officer
(845) 365-4615

U.S.B. HOLDING CO., INC. SHAREHOLDERS APPROVE
MERGER WITH KEYCORP

Orangeburg, New York, November 28, 2007 - U.S.B. Holding Co., Inc. (NYSE: UBH) (the “Company”), the holding company for Union State Bank (the “Bank”), announced today that its shareholders voted to adopt the Amended and Restated Agreement and Plan of Merger among KeyCorp, KYCA LLC and the Company at the Company’s special meeting of shareholders on November 28, 2007. The number of shares of Company common stock voting to adopt the merger agreement represented approximately 73 percent of the total number of shares outstanding and entitled to vote. The number of shares of Company common stock voting to adopt the merger agreement represented approximately 96 percent of the total number of shares voted. The proposed merger is expected to close on or about January 1, 2008, pending the satisfaction or waiver of all of the conditions set forth in the merger agreement, including the receipt of all required regulatory approvals.

The Company operates through its banking subsidiary, Union State Bank, a commercial bank currently with 30 branches, of which 28 are located in Rockland, Westchester, and Orange Counties, New York, and one branch each in Stamford, Connecticut, and New York City, New York. The Bank also operates four loan production offices in Rockland, Westchester, and Orange Counties, New York, and Stamford, Connecticut. Further information on the Company can be found on the Bank’s website at www.unionstate.com.

Forward-Looking Statements: This Press Release contains a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “could,” “may,” “planned,” “estimated,” “potential,” “outlook,” “predict,” “project” and similar terms and phrases, including references to assumptions.

Forward-looking statements are based on various assumptions and analyses made by us in light of our management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins or affect the value of investments; changes in deposit flows, loan demand or real estate values may adversely affect our business; changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently; general economic conditions, either nationally or locally in some or all of the areas in which we do business, or conditions in the securities markets or the banking industry may be less favorable than we currently anticipate; legislative or regulatory changes may adversely affect our business; applicable technological changes may be more difficult or expensive than we anticipate; success or consummation of new business initiatives may be more difficult or expensive than we anticipate; or litigation or matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than we anticipate.

The Company's forward-looking statements are only as of the date on which such statements are made. By making any forward-looking statements, the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances. You should consider these risks and uncertainties in evaluating forward-looking statements and you should not place undue reliance on these statements.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.